EXHIBIT 10.1

E M P L O Y M E N T  A G R E E M E N T

THIS AGREEMENT is made and entered into this 31st day of March, 2014, effective from January 1, 2013 and for the term provided herein, by and between Reliv' International, Inc., a Delaware corporation (the "Company") and Carl W. Hastings (hereinafter referred to as the "Executive").

WHEREAS, the Executive is presently, and for some time has been, employed as an Executive of the Company, pursuant to the terms of an Employment Agreement dated July 26, 2007 (“Prior Employment Agreement”);

WHEREAS, the Company desires to be assured of the continued association and services of Executive and Executive desires to continue in the employment of the Company on the terms provided herein.

NOW, THEREFORE, in consideration of the premises and of the terms, covenants and conditions hereinafter contained, the parties hereto agree as follows:

1. Employment, Duties and Authority.

1.1 The Company hereby employs Executive and Executive hereby accepts employment by the Company on the terms, covenants and conditions herein contained.

1.2 The Executive is hereby employed by the Company as Vice Chairman and Chief Scientific Officer. The Executive shall have such duties, responsibilities and authority as the Chief Executive Officer, Board of Directors or Executive Committee of the Company shall determine from time to time. In general, it is anticipated that the services which Executive shall perform for the Company shall include: (i) research concerning product development for the Company, (ii) product formulation development, (iii) attendance at, and participation in, distributor events of the Company as requested from time to time, (iv) research and writing of articles in professional publications, research papers and the like and (v) development of quality control protocols for the Company. Executive shall be Chairman of the Scientific Advisory Board of the Company. With regard to travel for distributor functions, the Executive shall not be required to engage in more than two trips per year outside the area of the United States, Canada and Mexico.

1.3 During the period from January 1, 2013 through December 31, 2015, Executive shall devote his full working and productive time, energies, interest and abilities to the performance of his duties hereunder and will perform such duties and responsibilities faithfully and with reasonable care for the welfare of the Company. During the period from January 1, 2016 through December 31, 2018, Executive shall devote approximately one-half (approximately 85 hours per month) of his energies, interest, abilities and productive time to the performance of his duties and responsibilities hereunder. The Company shall maintain an office for Executive at its principal offices and Executive may perform services at such office; provided, that Executive shall be entitled to perform services hereunder at his home or other location as well.

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1.4 During the term of his employment hereunder, Executive shall not perform any services for compensation for any Conflicting Organization (as defined in paragraph 9.1.1 hereof) without the express written consent of the Chief Executive Officer, Executive Committee or Board of Directors of the Company. Nothing herein shall be deemed to restrict or prohibit Executive from (i) performing services for, or providing advice or consultation to, a business enterprise which is not a Conflicting Organization provided that such activity does not interfere with the performance of services by Executive to the Company as provided herein, (ii) personal investment activities, including ownership of interests in business enterprises of any kind (except any enterprise engaged in the sale of products or services by means of network marketing), which investment activity may include business non-compensated communications and advice to management; provided that Executive shall not, without the express written consent of the Company, permit the use or association of his name by or with, any business enterprise or (iii) engaging in research and development activities in connection with matters unrelated to the business of the Company.

2.	Compensation and Benefits.

2.1	Basic Salary.

2.1.1 During the period from January 1, 2013 through December 31, 2015, the Company shall pay to Executive a basic salary at the rate per month of $30,000. During the period from January 1, 2016 through December 31, 2018, the Company shall pay to Executive a basic salary at the rate of $22,500 per month. Such basic salary shall be paid by the Company to Executive each month, less amounts which the Company may be required to withhold from such payments by applicable federal, state or local laws or regulations.

2.1.2 If the Executive shall be absent from work on account of personal injuries or sickness, he shall continue to receive the payments provided for in paragraph 2.1.1 hereof; provided, however, that any such payment may, at the Company's option, be reduced by the amount which the Executive may receive, for the period covered by any such payments, in disability payments (i) pursuant to any disability insurance which the Company, in its sole discretion, may maintain, or (ii) under any governmental program for disability compensation.

2.2	Benefits; Expense Reimbursement.

2.2.1 During the term of Executive’s employment hereunder, the Executive shall be entitled to, and shall receive, all other benefits of employment available to other employees of the Company generally, including participation in hospital, surgical, medical or other group health plans or accident benefits, pension or profit-sharing plans, or vacation plans as shall be instituted or maintained by the Company, in its sole discretion. During the term of Executive’s employment hereunder, but not including the Consultation Term, Executive shall participate in incentive compensation programs, if any, of the Company for executives at such level as the Compensation Committee and Board of Directors shall determine from time to time.

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2.2.2 During the term hereof, the Company shall reimburse Executive for all reasonable and necessary expenses incurred by Executive in the performance of his duties hereunder, including without limitation, travel, meals, lodging, office supplies or equipment subject to such reasonable limitations, restrictions and reporting standards as the Board of Directors of the Company may from time to time establish. Executive shall provide to the Company promptly after incurring any such expenses a detailed report thereof and such information relating thereto as the Company shall from time to time require. Such information shall be sufficient to support the deductibility of all such expenses by the Company for federal income tax purposes.

2.2.3 Specific benefits to which Executive shall be entitled shall be set forth on Schedule A hereto.

2.3	Compensation Schedule. There is attached as Schedule A hereto a schedule of the basic compensation, incentive compensation and benefits to which Executive shall be entitled during the employment term of this Agreement.

3.	Term.

3.1 The employment of Executive hereunder shall be for a term commencing on January 1, 2013 and expiring on December 31, 2018. Executive’s employment with the Company shall terminate at the expiration of such employment term and, unless this Agreement shall have been terminated pursuant to paragraph 5 hereof, the Consultation Term of this Agreement shall commence six months following the date upon which Executive’s employment hereunder shall terminate.

3.2 The term of this Agreement (including the consulting term) shall be for a period of 15 years from the effective date hereof.

4.	Consultation Term.

4.1 Upon the expiration or termination of the term of employment, other than a termination of this Agreement pursuant to paragraph 5.1 hereof, and commencing six months following the date of such expiration for the remainder of the term of this Agreement (the “Consultation Term”), Executive shall be retained to provide consulting services to the Company not as an employee but as an independent contractor. During the Consultation Term, Executive shall provide consulting services and advice to the Company as the Company may reasonably request, from time to time, not to exceed 40 hours per month. Such consulting services shall include advice and consultation regarding the business of the Company and may include, without limitation, (i) participation in distributor meetings and activities, (ii) research and development regarding products, (iii) evaluation of products and food technology. Executive shall not be required to undertake any assignment inconsistent with the dignity, importance, and scope of his prior position or with his physical and mental health at the time.

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4.2 During the term of the Consulting Term, the Company shall pay to Executive a monthly consulting fee in the Current Amount for his services as provided in this paragraph 4. The “Current Amount” shall mean an amount determined as of July 1 of each of the years 2019 and 2022 by multiplying the Prior Current Amount by a fraction the numerator of which shall be the National Consumer Price Index (NCPI) as of June 30 of the year in which the determination is made and the denominator of which shall be the NCPI as of the date such Prior Current Amount shall have been determined. The “Prior Current Amount” shall mean (a) for the determination to be made of the Current Amount as of July 1, 2019, the Base Amount, which is determined as of July 1, 2013 or (b) for the determinations to be made as of July 1, 2019 and July 1, 2022, the Current Amount as determined as of each of the dates July 1, 2016 or July 1, 2019, respectively. The “Base Amount” shall be $13,000.

4.3 During the term of the Consulting Term, the Company shall reimburse Executive for all reasonable and necessary expenses incurred by Executive in the performance of his duties hereunder, including without limitation, travel, meals, lodging, office supplies or equipment subject to such reasonable limitations, restrictions and reporting standards as the Board of Directors of the Company may from time to time establish. Executive shall provide to the Company promptly after incurring any such expenses a detailed report thereof and such information relating thereto as the Company shall from time to time require. Such information shall be sufficient to support the deductibility of all such expenses by the Company for federal income tax purposes.

4.4 During the term of the employment of Executive hereunder and Consulting Term, the Company shall be entitled to use the name and likeness of Executive, and to reproduce, copy and disseminate, video and audio recordings of Executive, without additional charge or payment to Executive, in connection with promotional materials and activities of the Company. From and after the date of the expiration of the Term of this Agreement, or of the earlier termination of this Agreement in accordance with Paragraph 5 hereof, the Company shall be entitled to use the name and likeness of Executive, and to reproduce, copy and disseminate, video and audio recordings of Executive; provided, however, that for each calender year during which the Company shall so utilize such items, the Company shall pay to Executive, or to his heirs, representatives, or assigns a fee in the amount of $10,000. The right of the Company provided herein shall survive the expiration of the term of this Agreement, or its termination, for any reason, or the death of Executive, for a period of 20 years.

4.5 The Company may terminate the Consultation Term and its obligation to make payments of the consulting fees to Executive upon the occurrence of an event of default with respect to Executive as provided in paragraph 5 hereof.

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5.	Termination.

5.1 The Company shall be entitled to terminate this Agreement, and Executive’s employment or consultation with the Company, prior to the expiration of its term or any renewal term, on the occurrence of an event of default with respect to Executive as provided herein.

5.2 For purposes of this Agreement, an event of default with respect to Executive shall include:

5.2.1 Any failure by Executive to perform his duties, responsibilities or obligations hereunder in a faithful and diligent manner or with reasonable care and (if such failure can be cured) the failure by Executive to cure such failure within 10 days after written notice thereof shall have been given to Executive by the Company;

5.2.2 A violation by Executive of any provision of this Agreement and the failure by Executive to cure such violation (if such violation can be cured) within 10 days after written notice thereof shall have been given to Executive by the Company;

5.2.3 Commission by Executive of any material act of dishonesty as an employee of the Company or of disloyalty to the Company, or any wrongful or unauthorized appropriation, taking or misuse of funds, property or business opportunities of the Company.

5.3 The Company shall be entitled to terminate the employment term of this Agreement at any time by written notice to Executive in the event of, and at the time of, the permanent mental or physical disability of Executive as provided herein during the term of employment hereunder. Permanent mental or physical disability of Executive shall be deemed to have occurred when Executive shall have failed or been unable to perform his duties hereunder on a full-time basis for an aggregate of 180 days in any one period of 210 consecutive days and with a certification from a licensed physician in the State of Missouri that Executive is permanently disabled from performing his duties hereunder.

5.4 Executive shall be entitled to terminate his employment or consultation with the Company under this Agreement prior to the expiration of its term:

5.4.1 Upon the occurrence of an event of default with respect to the Company; or,

5.4.2 At any time upon 270 days prior written notice to the Company.

5.5 For purposes of this Agreement an event of default with respect to the Company shall include:

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5.5.1 Any failure by the Company to perform its obligations to Executive under this Agreement and (if such failure can be cured) the failure by the Company to cure such failure within 10 days after written notice thereof shall have been given to the Company by Executive;

5.5.2 The Company shall:

(a) admit in writing its inability to pay its debts generally as they become due,

(b) file a petition for relief under any chapter of Title 11 of the United States Code or a petition to take advantage of any insolvency under the laws of the United States of America or any state thereof,

(c) make an assignment for the benefit of its creditors,

(d) consent to the appointment of a receiver of itself or of the whole or any substantial part of its property,

(e) suffer the entry of an order for relief under any chapter of Title 11 of the United Sates Code, or

(f) file a petition or answer seeking reorganization under the Federal Bankruptcy Laws or any other applicable law or statute of the United States of America or any state thereof.

5.6 In the event of termination of this Agreement and Executive's employment or consultation hereunder by the Company pursuant to paragraph 5.1 hereof, all rights and obligations of the Company and Executive hereunder shall terminate on the date of such termination, subject to the following:

5.6.1 Executive shall be entitled to receive (subject to any rights of set off or counterclaim by the Company) all salary, fees, additional compensation or benefits which shall have accrued prior to the date of such termination and the obligation of the Company for the payment of salary, consultation fees, additional compensation or benefits shall terminate as at the date of such termination;

5.6.2 All rights of the Company or Executive which shall have accrued hereunder prior to the date of such termination, and all provisions of this Agreement provided herein to survive termination of employment of Executive hereunder, shall survive such termination and the Company and Executive shall continue to be bound by such provisions in accordance with the terms thereof;

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5.7 In the event of termination of the Agreement by Executive in accordance with paragraph 5.4 hereof, all rights and obligations of the Company and Executive hereunder shall terminate on the date of such termination, subject to the following:

5.7.1 Executive shall be entitled to receive all salary, consultation fees, additional compensation or benefits which shall have accrued prior to the date of such termination and the Company's obligation for the payment of salary, consultation fees, additional compensation or benefits shall terminate as of the date of such termination;

5.7.2 All rights of the Company or Executive which shall have accrued hereunder prior to the date of such termination and the obligations of Executive pursuant to paragraphs 6, 7 and 8 provided herein to survive termination of employment of Executive hereunder shall survive such termination and the Executive shall continue to be bound by such provisions in accordance with their terms.

5.8 This Agreement and all rights and obligations of the parties hereunder shall terminate immediately upon the death of Executive except that (i) all rights of the Company or Executive which shall have accrued hereunder prior to the date of such termination, and all provisions of this Agreement provided herein to survive termination of employment of Executive hereunder, shall survive the death of Executive and the Company and heirs, legatees and legal representatives of Executive shall continue to be bound by such provisions in accordance with the terms thereof and (ii) the Company shall pay to the heirs, legatees or personal representative of Executive (a) all compensation or benefits hereunder accrued but not paid to the date of Executive's death, and (b) an amount equal to the total compensation which would have been payable to Executive hereunder, but for his death, for a period of six months from the date of his death.

6.	Confidential Information.

6.1 "Confidential Information" means information disclosed by the Company to Executive, or developed or obtained by Executive during his employment or retention as a consultant by the Company, either before the date or during the term of this Agreement, provided that such information is not generally known in the business and industry in which the Company is or may subsequently become engaged, relating to or concerning the business, projects, products, processes, formulas, know-how, techniques, designs or methods of the Company, whether relating to research, development, manufacture, purchasing, accounting, engineering, marketing, merchandising, selling or otherwise. Without limitation, Confidential Information shall include all know-how, technical information, inventions, ideas, concepts, processes and designs relating to products of the Company, whether now existing or hereafter developed, and all prices, customer or distributor names, customer or distributor lists, marketing and other relationships, whether contractual or not, between the Company, its suppliers, customers, distributors, employees, agents, consultants and independent contractors but shall exclude the names of customers or distributors known to Executive prior to the effective date hereof.

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6.2 Executive agrees that, during the term hereof or while Executive shall receive compensation hereunder and after termination of his employment with the Company for so long as the Confidential Information shall not be generally known or generally disclosed (except by Executive or by means of wrongful use or disclosure), Executive shall not use any Confidential Information, except on behalf of the Company, or disclose any Confidential Information to any person, firm, partnership, company, corporation or other entity, except as authorized by the President or the Board of Directors of the Company.

7.	Inventions.

7.1 "Inventions" shall mean discoveries, concepts, ideas, designs, methods, formulas, know-how, techniques or any improvements thereon, whether patentable or not, made, conceived or developed, in whole or in part, by Executive.

7.2 Executive covenants and agrees to communicate and fully disclose to the Board of Directors of the Company any and all Inventions made or conceived by him during the term hereof or while receiving any compensation or payment from the Company and further agrees that any and all such Inventions which he may conceive or make, during the term hereof or while receiving any compensation or payments from the Company, shall be at all times and for all purposes regarded as acquired and held by him in a fiduciary capacity and solely for the benefit of the Company and shall be the sole and exclusive property of the Company. The provisions of this subparagraph shall not apply to an invention for which no equipment, supplies, facilities or trade secret information of the Company was used and which was developed entirely on the Executive's own time, unless (a) the invention relates (i) to the business of the Company, or (ii) to the Company's actual or demonstrably anticipated research or development, or (b) the invention relates to any work performed by Executive for the Company.

7.3 Executive also covenants and agrees that he will assist the Company in every proper way upon request to obtain for its benefit patents for any and all inventions referred to in paragraph 7.2 hereof in any and all countries. All such patents and patent applications are to be, and remain, the exclusive property of the Company for the full term thereof and to that end, the Executive covenants and agrees that he will, whenever so requested by the Company or its duly authorized agent, make, execute and deliver to the Company, its successors, assigns or nominees, without charge to the Company, any all applications, applications for divisions, renewals, reissues, specifications, oaths, assignments and all other instruments which the Company shall deem necessary or appropriate in order to apply for and obtain patents of the United States or foreign countries for any and all Inventions referred to in paragraph 7.2 hereof or in order to assign and convey to the Company, its successors, assigns or nominees, the sole and exclusive right, title and interest in and to such Inventions, applications or patents. Executive likewise covenants and agrees that his obligations to execute any such instruments or papers shall continue after the expiration or termination of this Agreement with respect to any and all such Inventions, and such obligations shall be binding upon his heirs, executors, assigns, administrators or other legal representatives.

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8.	Writings and Working Papers.

Executive covenants and agrees that any and all books, textbooks, letters, pamphlets, drafts, memoranda or other writings of any kind written by him for or on behalf of the Company or in the performance of Executive's duties hereunder, Confidential Information referred to in paragraph 6.1 hereof and all notes, records and drawings made or kept by him of work performed in connection with his employment by the Company shall be and are the sole and exclusive property of the Company and the Company shall be entitled to any and all copyrights thereon or other rights relating thereto. Executive agrees to execute any and all documents or papers of any nature which the Company or its successors, assigns or nominees deem necessary or appropriate to acquire, enhance, protect, perfect, assign, sell or transfer its rights under this paragraph. Executive also agrees that upon request he will place all such notes, records and drawings in the Company's possession and will not take with him without the written consent of a duly authorized officer of the Company any notes, records, drawings, blueprints or other reproductions relating or pertaining to or connected with his employment of the business, books, textbooks, pamphlets, documents work or investigations of the Company. The obligations of this paragraph shall survive the term of employment hereunder or the termination or expiration of the term or any renewal term hereof or the term or termination of the Consultation Period.

9.	Covenant Not to Compete.

9.1 For purposes of this paragraph:

9.1.1 "Conflicting Organization" means any person, firm, company, partnership, business, corporation or other entity engaged in, or intending to engage in, research, development, production, marketing or selling a Conflicting Product.

9.1.2 "Conflicting Product" means any product, process, service or design which competes with, or is reasonably interchangeable as a substitute for, any product, process, service or design developed, planned, under development, produced marketed or sold by the Company or any Affiliate during the term of the covenant in this paragraph 9. Without limitation, Conflicting Product includes any food product or nutritional supplement or product, functional food, weight loss system or product, sports nutrition product or similar product.

9.1.3 "Territory" means the geographic area within which the Company or any Affiliate or any distributor or representative of the Company or any Affiliate is actively engaged in the sale of, or efforts to sell, the products of the Company or any Affiliate at any time during the term of this Agreement.

9.1.4 “Network Marketing Company” shall mean any business, company, corporation, partnership or enterprise engaged in the business of the sale of food products, nutritional supplements, functional foods or personal or skin care products through a network of independent distributors who receive compensation, in part, based upon the volume of sales or purchases of distributors sponsored by them or their sponsored distributors.

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9.1.5 "Affiliate" shall mean any corporation of which the Company, or any Affiliate, shall own in excess of 20% of the capital stock.

9.2 Executive acknowledges and agrees as follows:

9.2.1 That the Company and its Affiliates have developed, and are developing and establishing, a valuable and extensive trade in its services and products, including without limitation, nutritional, food and dietary products, and that they have developed, and are developing, operations and distributors to sell such products and services throughout the United States and in foreign countries.

9.2.2 That the Company and its Affiliates have developed, and are developing, at great expense, technical information concerning their products and methods of marketing and sale which are kept and protected as Confidential Information and trade secrets and are of great value to the Company and its Affiliates.

9.2.3 That, during the course of his employment and consultation with the Company or an Affiliate and during the term of this Agreement, Executive has participated, and will participate, in such matters and has acquired and will acquire, possession of Confidential Information, and that Executive has had significant responsibility for the development activities of the Company and the development of unique products, methods and techniques of the Company and its Affiliates.

9.2.4 That, for Executive to utilize Confidential Information of the Company and its Affiliates, or unique skills, techniques or information developed by him while an employee of, or consultant to, the Company or its Affiliates for a Conflicting Organization within the area or time provided herein would result in material and irreparable injury to the Company.

9.2.5 That the area and conduct covered by the restrictive covenant in this paragraph includes only a percentage of the total number of organizations and individuals who are customers or distributors or potential customer or distributors for products, processes or services with respect to which Executive has knowledge or expertise, that Executive would be able to utilize his knowledge, experience and expertise for an employer while fully complying with the terms of this paragraph and that the terms and conditions of this paragraph are reasonable and necessary for the protection of the Company's business and assets.

9.3 Executive agrees that, during the term of his employment hereunder, during the term of the Consultation Term, for so long as Executive shall be receiving compensation hereunder, and for a period of 36 months from and after the date of termination of his employment or consultation hereunder, he will not, anywhere within the Territory, directly or indirectly, whether as an employee, agent, officer, consultant, partner, owner, shareholder or otherwise:

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9.3.1 solicit, or enter into any arrangement or agreement with, or participate with, provide services to, or be employed by any person, company, partnership, business or corporation which shall solicit, or enter into any arrangement with, any person who is, or at any time during the term of this Agreement has been, a distributor for the Company or any Affiliate, to become a distributor for a Network Marketing Company;

9.3.2 solicit for the sale of, or participate with, provide services to, or be employed by any person, company, partnership, business or corporation which shall solicit for the sale of, any Conflicting Product by a Network Marketing Company to any person who has been, during the term hereof, a customer of the Company or any Affiliate; and

9.3.3 engage or participate in, be employed by, or provide services or assistance to, any Conflicting Organization;

Provided, however, that:

(a)	The foregoing provisions of paragraph 9.3 shall not apply in the event that Executive shall terminate this Agreement for cause pursuant to Paragraph 5.3.1 hereof.

(b)	In the event that Executive shall terminate his employment or consultation hereunder in accordance with Paragraph 5.3.2 hereof, Paragraph 9.3.3 shall be amended to provide as follows:

Engage or participate in, be employed by, or provide services or assistance to, any Network Marketing Company.

Nothing herein shall be deemed to restrict or prohibit Executive from (i) performing services for, or providing advice or consultation to, a business enterprise which is not a Conflicting Organization provided that such activity does not interfere with the performance of services by Executive to the Company as provided herein, (ii) personal investment activities, including ownership of interests in business enterprises of any kind (except any enterprise engaged in the sale of products or services by means of network marketing), which investment activity may include business non-compensated communications and advice to management; provided that Executive shall not, without the express written consent of the Company, permit the use or association of his name by or with, any business enterprise or (iii) engaging in research and development activities in connection with matters unrelated to the business of the Company.

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10.	Specific Enforcement.

Executive is obligated under this Agreement to render service of a special, unique, unusual, extraordinary and intellectual character, thereby giving this Agreement peculiar value so that the loss of such service or violation by Executive of this Agreement could not reasonably or adequately be compensated in damages in an action at law. Therefore, in addition to other remedies provided by law, the Company shall have the right during the term or any renewal term of this Agreement (or thereafter with respect to obligations continuing after the expiration or termination of this Agreement) to compel specific performance hereof by Executive or to obtain injunctive relief against violations hereof by Executive, and if the Company prevails in any proceeding therefor, it will also be entitled to recover all costs and expenses incurred by the Company in connection therewith, including attorneys' fees.

11.	Assignment.

The rights and duties of a party hereunder shall not be assignable by that party, except that the Company may assign this Agreement and all rights and obligations hereunder to, and may require the assumption thereof by, any corporation or any other business entity which succeeds to all or substantially all the business of the Company through merger, consolidation or corporate reorganization or by acquisition of all or substantially all of the assets of the Company.

12.   Binding Effect. This Agreement shall be binding upon the parties hereto and their respective successors in interest, heirs and personal representatives and, to the extent permitted herein, the assigns of the Company.

13.	Severability.

If any provision of this Agreement or any part hereof or application hereof to any person or circumstance shall be finally determined by a court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the remainder of such provision or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall not be affected thereby and each provision of this Agreement shall remain in full force and effect to the fullest extent permitted by law. The parties also agree that, if any portion of this Agreement, or any part hereof or application hereof, to any person or circumstance shall be finally determined by a court of competent jurisdiction to be invalid or unenforceable to any extent, any court may so modify the objectionable provision so as to make it valid, reasonable and enforceable.

14.	Notices.

All notices, or other communications required or permitted to be given hereunder shall be in writing and shall be delivered personally or mailed, certified mail, return receipt requested, postage prepaid, to the parties as follows:

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If to the Company:	Robert L. Montgomery
Chief Executive Officer
Reliv' International, Inc.
P. O. Box 405
Chesterfield, MO 63006-0405

If to Executive:	Carl W. Hastings
19 Grand Meridien Court
Wildwood, MO 63005

Any notice mailed in accordance with the terms hereof shall be deemed received on the third day following the date of mailing. Either party may change the address to which notices to such party may be given hereunder by serving a proper notice of such change of address to the other party.

15. Entire Agreement.

This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior written or oral negotiations, representations, agreements, commitments, contracts or understandings with respect thereto and no modification, alteration or amendment to this Agreement may be made unless the same shall be in writing and signed by both of the parties hereto.

16. Waivers.

No failure by either party to exercise any of such party's rights hereunder or to insist upon strict compliance with respect to any obligation hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver by either party to demand exact compliance with the terms hereof. Waiver by either party of any particular default by the other party shall not affect or impair such party's rights in respect to any subsequent default of the same or a different nature, nor shall any delay or omission of either party to exercise any rights arising from any default by the other party affect or impair such party's rights as to such default or any subsequent default.

17. Governing Law; Jurisdiction.

17.1 For purposes of construction, interpretation and enforcement, this Agreement shall be deemed to have been entered into under the laws of the State of Missouri and its validity, effect, performance, interpretation, construction and enforcement shall be governed by and subject to the laws of the State of Missouri.

17.2 Any and all suits for any and every breach of this Agreement may be instituted and maintained in any court of competent jurisdiction in the State of Missouri and the parties hereto consent to the jurisdiction and venue in such court and the service of process by certified mail to the addresses for the parties provided for notices herein.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

RELIV INTERNATIONAL, INC.

By:	/s/ Ryan A. Montgomery
Authorized Officer

Attest:

/s/ Brett M. Hastings
Asst. Secretary

EXECUTIVE:

/s/ Carl W. Hastings
Carl W. Hastings

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SCHEDULE A

SCHEDULE A
Carl Hastings

		Comments	Monthly	Annual

Base Salary		Per Contract	$30,000	$360,000

Health and Dental Insurance	(1)	Standard Company Plan	$535.27	$6,423.24

Life Insurance-$10,000 in coverage		Standard Company Plan		$204.00

Long and Short Term
Disability Insurance		Standard Company Plan		$269

Life Insurance Allowance				$16,368

Car Allowance				$9,600

Vacation (Days)		15 Days		$6,923

401(k) Matching Contribution*		Standard Company Plan

ESOP Contribution*		Standard Company Plan

Total				$399,788

*Estimated value will be adjusted to actual at end of each calendar year

(1) Monthly amount represents net Company contribution after employee contribution.

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